UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2014

SG BLOCKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-22563	95-4463937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Columbus Circle, 16th Floor New York, NY		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 520-6216

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2014 (the “Grant Date”), the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of SG Blocks, Inc. (the “Company”) granted (i) Paul Galvin, the Company’s Chief Executive Officer and Chairman of the Board,  an option to purchase 2,000,000 shares of the Company’s common stock (the “Galvin Grant”), (ii) granted Brian Wasserman, the Company’s Chief Financial Officer and a member of the Board, an option to purchase 1,000,000 shares of the Company’s common stock (the “Wasserman Grant”) and (iii) granted Jennifer Strumingher, the Company’s Chief Administrative Officer an option to purchase 750,000 shares of the Company’s common stock (the “Strumingher Grant”).  The options granted pursuant to the Galvin Grant, the Wasserman Grant and the Strumingher Grant, which expire 10 years following the Grant Date, were granted at fair market value pursuant to the Company’s 2014 Incentive Stock Plan (the “2014 Plan”) and vest one-third on the Grant Date, one-third on the first anniversary of the Grant Date, and the remaining one-third of such options vest on the second anniversary of the Grant Date, pursuant to the terms of option grant letter agreements and the 2014 Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2014
SG BLOCKS, INC.

	By:	/s/ Brian Wasserman
		Name:	Brian Wasserman
		Title:	Chief Financial Officer